EXHIBIT 10.1

WESTAMERICA BANCORPORATION
EMPLOYEE STOCK OPTION GRANT NOTICE AND OPTION AGREEMENT
(2019 Omnibus Equity Incentive Plan)

As a key leader in our business, you are in a position to have significant influence on the performance and success of Westamerica Bancorporation (the “Company”). I am pleased to inform you that, in recognition of the role you play in our collective success, you have been granted an option to purchase shares of the Company’s common stock. This award is subject to the terms and conditions of the Westamerica Bancorporation 2019 Omnibus Equity Incentive Plan (the "Plan"), this Grant Notice, and the following Stock Option Agreement and by signing below, you agree to these terms and conditions. The details of this award are indicated below.

Optionee:
Date of Grant:
Number of Shares subject to the Option:
Exercise Price Per Share:
Term of Option:
Vesting:

Your right to exercise this Option vests one-third (1/3) on the first anniversary of the Date of Grant and one-third (1/3) on each of the two subsequent anniversaries of the Date of Grant (each such date, a “Vesting Date”). No additional shares of Common Stock will vest after your Termination for any reason.

Notwithstanding anything else in this Agreement to the contrary, you become fully vested in this Option if a Change in Control occurs.

WESTAMERICA BANCORPORATION

Name:
Title:

_________________________________________________

Acknowledged and agreed as of __________________, 20__:

Name:

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (together with the above grant notice (the “Grant Notice”), the “Agreement”) is made and entered into as of the date set forth on the Grant Notice by and between Westamerica Bancorporation, a California corporation (the “Company”), and the individual (the “Optionee”) set forth on the Grant Notice.

Pursuant to the Westamerica Bancorporation 2019 Omnibus Equity Incentive Plan (the “Plan”), the Administrator has determined that it is to the advantage and best interest of the Company to grant to the Optionee an option to purchase the number of Shares (the “Shares”) set forth on the Grant Notice, at the exercise price per Share set forth on the Grant Notice, and in all respects subject to the terms, definitions and provisions of the Plan, which is incorporated herein by reference, and this Agreement (the “Option”).

Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meanings set forth in the Plan. For purposes of this Agreement, the following definitions shall apply:

“Termination” shall mean the termination of the employment of the Optionee with the Company and all Affiliates thereof (including because of the Optionee’s employer ceasing to be an Affiliate of the Company) shall terminate. For purposes of this Agreement, Termination will not occur when Optionee goes on a military leave, a sick leave or another bona fide leave of absence that was approved by the Company in writing if the terms of the leave provide for continued service crediting, or when continued service crediting is required by Applicable Law. Notwithstanding the foregoing, an approved leave of absence for six months or less, which does not in fact exceed six months, will not result in Termination for purposes of this Agreement. However, Termination will occur when approved leave described in this Section A ends, unless Optionee immediately returns to active work.

“Termination Date” shall mean the date of the Termination.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, the Optionee and the Company hereby agree as follows:

1.     Acceptance of Agreement. Optionee has reviewed all of the provisions of the Plan and this Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator on questions relating to the Plan and this Agreement, and, solely as they relate to this Option, the applicable provisions (if any) contained in a written employment agreement between the Company or an Affiliate and the Optionee. The Optionee’s electronic signature of this Agreement shall have the same validity and effect as a signature affixed by hand.

2.     Grant and Terms of Stock Option.

2.1     Grant of Option. Pursuant to this Agreement, the Company has granted to the Optionee the right and option to purchase, subject to the terms and conditions set forth in the Plan and this Agreement, all or any part of the number of Shares set forth on the Grant Notice at a purchase price per Share equal to the exercise price per Share set forth on the Grant Notice. An Option granted pursuant to the Grant Notice and this Agreement shall be a Nonqualified Stock Option.

2.2     Vesting and Term of Option. This Section 2.2 is subject to the provisions of the Plan and the other provisions of this Agreement.

2.2.1     This Option shall vest and become exercisable as described in the Grant Notice.

2.2.2     The “Term” of this Option shall begin on the Date of Grant set forth in the Grant Notice and end on the expiration of the Term specified in the Grant Notice. No portion of this Option may be exercised after the expiration of the Term.

2.2.3     In the event of Termination for any reason other than death, Disability, or Cause:

2.2.3.1     the portion of this Option that is not vested and exercisable as of the Termination Date shall not continue to vest and shall be immediately cancelled and terminated; and

2.2.3.2     the portion of this Option that is vested and exercisable as of the Termination Date shall terminate and be cancelled on the earlier of:

(a)     the expiration of the Term and

(b)     ninety (90) days after such Termination Date.

2.2.4     In the event of Termination due to death or Disability:

2.2.4.1     the portion of this Option that is not vested and exercisable as of the Termination Date shall not continue to vest and shall be immediately cancelled and terminated; and

2.2.4.2     the portion of this Option that is vested and exercisable as of the Termination Date shall terminate and be cancelled on the earlier of (a) the expiration of the Term and (b) the date that is twelve (12) months after such of the Termination Date.

2.2.5     In the event of Termination for Cause, or if, after the Termination, the Administrator determines that Cause existed before such Termination, this entire Option shall not continue to vest, shall be cancelled and terminated as of the Termination Date, and shall no longer be exercisable as to any Shares, whether or not previously vested.

3.     Method of Exercise.

3.1     Method of Exercise. Each election to exercise the Option shall be subject to the terms and conditions of the Plan and shall be in writing, signed by the Optionee or by his or her executor, administrator, or permitted transferee (subject to any restrictions provided under the Plan), made pursuant to and in accordance with the terms and conditions set forth in the Plan and received by the Company at its principal offices, accompanied by payment in full as provided in the Plan or in this Agreement. Notwithstanding any of the foregoing, the Administrator shall have the right to specify all conditions of the manner of exercise. Upon the Company’s determination that the Option has been validly exercised as to any of the Shares, the Company may issue such Shares in the Optionee’s name in certificate or book-entry form. However, the Company shall not be liable to the Optionee for damages relating to any reasonable delays in issuing the Shares to the Optionee, any loss of the certificates, any mistakes or errors in the issuance of the certificates or in the creation of the book-entry forms, or in the certificates or the book-entry forms themselves which it promptly undertakes to correct.

3.2     Restrictions on Exercise. No Shares will be issued pursuant to the exercise of this Option unless and until there shall have been full compliance with all applicable requirements of the Securities Act of 1933 (“Securities Act”), as amended (whether by registration or satisfaction of exemption conditions), all applicable listing requirements of any national securities exchange or other market system on which the Common Stock is then listed and all applicable requirements of any Applicable Laws and of any regulatory bodies having jurisdiction over such issuance. As a condition to the exercise of this Option, the Company may require the Optionee to make any representation and warranty to the Company as may be necessary or appropriate, in the judgment of the Administrator, to comply with any Applicable Law. In addition, Optionee shall not sell any Shares acquired upon exercise of this Option at a time when Applicable Laws, regulations or Company's insider trading policies prohibit such sale. Any other provision of this Agreement notwithstanding, the Company shall have the right to designate one or more periods of time, each of which shall not exceed 180 days in length, during which this Option shall not be exercisable if the Administrator determines (in its sole discretion) that such limitation on exercise could in any way facilitate a lessening of any restriction on transfer pursuant to the Securities Act or any state securities laws with respect to any issuance of securities by the Company, facilitate the registration or qualification of any securities by the Company under the Securities Act or any state securities laws, or facilitate the perfection of any exemption from the registration or qualification requirements of the Securities Act or any applicable state securities laws for the issuance or transfer of any securities. Such limitation on exercise shall not alter the vesting schedule set forth in this Agreement other than to limit the periods during which this Option shall be exercisable.

3.3     Method of Payment. Payment of the exercise price shall be made in full at the time of exercise (a) by the delivery of cash or check acceptable to the Administrator, including an amount to cover the withholding taxes (as provided in Section 7.11) with respect to such exercise, or (b) any other method, if any, approved by the Administrator, including (i) by means of consideration received under any cashless exercise procedure, if any, approved by the Administrator (including the withholding of Shares otherwise issuable upon exercise) or (ii) any other form of consideration approved by the Administrator and permitted by Applicable Laws.

3.4     No Rights as a Shareholder. Until the Shares are issued to the Optionee (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Shares, notwithstanding the exercise of the Option.

4.     Non-Transferability of Option. Except as provided below, this Option may not be sold, assigned transferred in any manner, pledged or otherwise encumbered other than by will or by the laws of descent or distribution or to a beneficiary designated pursuant to the Plan, and may be exercised during the lifetime of Optionee only by Optionee or the Optionee’s guardian or legal representative. Subject to all of the other terms and conditions of this Agreement, following the death of Optionee, this Option may, to the extent it is vested and exercisable by Optionee in accordance with its terms on the Termination Date, be exercised by Optionee’s executor or administrator, or the person or persons to whom the Optionee’s rights under this Agreement shall pass by will or by the laws of descent and distribution as the case may be. Any heir or legatee of the Optionee shall take rights herein granted subject to the terms and conditions hereof.

5.     Restrictions; Restrictive Legends. Ownership and transfer of Shares issued pursuant to the exercise of this Option will be subject to the provisions of, including ownership and transfer restrictions contained in, the Company’s Certificate of Incorporation, as amended from time to time, restrictions imposed by Applicable Laws and restrictions set forth or referenced in legends imprinted on certificates, if any, representing such Shares.

6.     Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that this Option had not been previously exercised, it will terminate immediately prior to the consummation of such proposed dissolution or liquidation. In such instance, the Administrator may, in the exercise of its sole discretion, declare that this Option will terminate as of a date fixed by the Administrator and give the Optionee the right to exercise this Option prior to such date as to all or any part of the optioned stock, including Shares as to which this Option would not otherwise be exercisable.

7.     General.

7.1     Governing Law. This Agreement shall be governed by and construed under the laws of the State of California applicable to agreements made and to be performed entirely in California, without regard to the conflicts of law provisions of California or any other jurisdiction.

7.2     Community Property. Without prejudice to the actual rights of the spouses as between each other, for all purposes of this Agreement, the Optionee shall be treated as agent and attorney-in-fact for that interest held or claimed by his or her spouse with respect to this Option and the parties hereto shall act in all matters as if the Optionee was the sole owner of this Option. This appointment is coupled with an interest and is irrevocable.

7.3     No Employment Rights. Nothing herein contained shall be construed as an agreement by the Company or any of its subsidiaries, express or implied, to employ the Optionee or contract for the Optionee’s services, to restrict the Company’s or such subsidiary’s right to discharge the Optionee or cease contracting for the Optionee’s services or to modify, extend or otherwise affect in any manner whatsoever the terms of any employment agreement or contract for services which may exist between the Optionee and the Company or any Affiliate.

7.4     Application to Other Stock. In the event any capital stock of the Company or any other corporation shall be distributed on, with respect to, or in exchange for Shares as a stock dividend, stock split, reclassification or recapitalization in connection with any merger or reorganization or otherwise, all restrictions, rights and obligations set forth in this Agreement shall apply with respect to such other capital stock to the same extent as they are, or would have been applicable, to the Shares on or with respect to which such other capital stock was distributed, and references to “Company” in respect of such distributed stock shall be deemed to refer to the company to which such distributed stock relates.

7.5     No Third-Party Benefits. Except as otherwise expressly provided in this Agreement, none of the provisions of this Agreement shall be for the benefit of, or enforceable by, any third-party beneficiary.

7.6     Successors and Assigns. Except as provided herein to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties, their respective successors and permitted assigns.

7.7     No Assignment. Except as otherwise provided in this Agreement, the Optionee may not assign any of his or her rights under this Agreement without the prior written consent of the Company, which consent may be withheld in its sole discretion. The Company shall be permitted to assign its rights or obligations under this Agreement so long as such assignee agrees to perform all of the Company’s obligations hereunder.

7.8     Severability. The validity, legality or enforceability of the remainder of this Agreement shall not be affected even if one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable in any respect.

7.9     Equitable Relief. The Optionee acknowledges that, in the event of a threatened or actual breach of any of the provisions of this Agreement, damages alone will be an inadequate remedy, and such breach will cause the Company great, immediate and irreparable injury and damage. Accordingly, the Optionee agrees that the Company shall be entitled to injunctive and other equitable relief, and that such relief shall be in addition to, and not in lieu of, any remedies it may have at law or under this Agreement.

7.10     Jurisdiction. Any suit, action or proceeding with respect to this Agreement, or any judgment entered by any court in respect of any thereof, shall be brought in any court of competent jurisdiction in the State of California, and the Company and the Optionee hereby submit to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. The Optionee and the Company hereby irrevocably waive (i) any objections which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of California, (ii) any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and (iii) any right to a jury trial.

7.11     Taxes. By agreeing to this Agreement, the Optionee represents that he or she has reviewed with his or her own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement and that he or she is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Company shall be entitled to require a cash payment by or on behalf of the Optionee and/or to deduct from the Shares or cash otherwise issuable hereunder or other compensation payable to the Optionee the minimum amount of any sums required by federal, state or local tax law to be withheld (or other such sums that will not cause adverse accounting consequences for the Company and is permitted under applicable withholding rules promulgated by the Internal Revenue Service or another applicable governmental entity) in respect of the Option, its exercise or any payment or transfer under or with respect to the Option.

7.12     Headings. The section headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, extend or interpret the scope of this Agreement or of any particular section.

7.13     Number and Gender. Throughout this Agreement, as the context may require, (a) the masculine gender includes the feminine and the neuter gender includes the masculine and the feminine; (b) the singular tense and number includes the plural, and the plural tense and number includes the singular; (c) the past tense includes the present, and the present tense includes the past; (d) references to parties, sections, paragraphs and exhibits mean the parties, sections, paragraphs and exhibits of and to this Agreement; and (e) periods of days, weeks or months mean calendar days, weeks or months.

7.14     Data Privacy. Optionee agrees that all of Optionee’s information that is described or referenced in this Agreement and the Plan may be used by the Company, its affiliates and the designated broker and its affiliates to administer and manage Optionee’s participation in the Plan.

7.15     Acknowledgments of Optionee. Optionee has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, fully understands all provisions of the Plan and this Agreement and, by accepting the Notice of Grant, acknowledges and agrees to all of the provisions of the Grant Notice, the Plan and this Agreement.

7.16     Complete Agreement. The Grant Notice, this Stock Option Agreement, the Plan constitute the parties’ entire agreement with respect to the subject matter hereof and supersede all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

7.17     Waiver. The Optionee acknowledges that a waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Optionee.

7.18     Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

7.19     Amendments and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended, altered or terminated at any time or from time to time by the Administrator or the Board, but no amendment, alteration or termination shall be made that would materially impair the rights of an Optionee under the Option without such Optionee’s consent. If it is determined that the terms of this Agreement have been structured in a manner that would result in adverse tax treatment under Section 409A of the Code, the parties agree to cooperate in taking all reasonable measures to restructure the arrangement to minimize or avoid such adverse tax treatment without materially impairing Optionee’s economic rights.

7.20     Electronic Delivery and Disclosure. The Company may, in its sole discretion, decide to deliver or disclose, as applicable, any documents related to this Award granted under the Plan, future awards that may be granted under the Plan, the prospectus related to the Plan, the Company’s annual reports or proxy statements by electronic means or to request Optionee’s consent to participate in the Plan by electronic means, including, but not limited to, the Securities and Exchange Commission’s Electronic Data Gathering, Analysis, and Retrieval system or any successor system (“EDGAR”). Optionee hereby consents to receive such documents delivered electronically or to retrieve such documents furnished electronically (including on EDGAR), as applicable, and agrees to participate in the Plan through any online or electronic system established and maintained by the Company or another third party designated by the Company.